-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                 SCHEDULE 14A
                                (Rule 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

                                          [_]Confidential, for Use of the
[_]Preliminary Proxy Statement               Commission Only (as permitted by
                                             Rule 14a-6(e)(2))

[X]Definitive Proxy Statement

[_]Definitive Additional Materials

[_]Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                   DPL, INC.
               (Name of Registrant as Specified in its Charter)

   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

   Payment of Filing Fee (Check the appropriate box):

[X]No fee required.

[_]Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1) Title of each class of securities to which transaction applies: ________

  (2) Aggregate number of securities to which transaction applies: ___________

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): _____________

    ________________________________________________________________________

  (4) Proposed maximum aggregate value of transaction: _______________________

  (5) Total fee paid: ________________________________________________________

[_]Fee paid previously with preliminary materials.

[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

  (1) Amount Previously Paid: ________________________________________________

  (2) Form, Schedule or Registration Statement No.: __________________________

  (3) Filing Party: __________________________________________________________

  (4) Date Filed: ____________________________________________________________

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                   DPL Inc.

                              1065 Woodman Drive
                              Dayton, Ohio 45432

                               -----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON APRIL 10, 2002

                               -----------------
To Shareholders of
DPL Inc.:

   The Annual Meeting of Shareholders of DPL Inc. will be held in The Dixon Ministry Center Recital Hall at Cedarville University, 251 North Main Street, Cedarville, Ohio on Wednesday, April 10, 2002, at 10:00 a.m. The University offers over 100 academic programs to more than 2,800 students from all over the world.

   The business of the meeting will be:

  1. To elect three directors of DPL Inc., each of whom shall serve for a term of three years.

  2. To transact such other business as may properly come before the meeting or any adjournments thereof.

   Holders of common shares of record at the close of business on February 12, 2002 are entitled to vote at the meeting.

   If you are a holder of common shares and will not be present personally, please mark, sign, date and return the enclosed proxy in the enclosed self-addressed envelope as promptly as possible so that the presence of a quorum may be assured and unnecessary expense avoided. Giving the proxy will not affect your right to vote in person if you attend the meeting.

   Your vote is important to us and we thank you for your prompt response and continued interest in DPL Inc.

                                       Sincerely,


                                       Stephen F. Koziar, Jr.
                                       ------------------------------------
                                       Stephen F. Koziar, Jr.
                                       Group Vice President and Secretary
Dayton, Ohio
March 1, 2002

                                   DPL Inc.

                    1065 Woodman Drive, Dayton, Ohio 45432

                               -----------------

                                PROXY STATEMENT
                               -----------------

   This Proxy Statement is furnished to you and other shareholders of DPL Inc. in connection with the solicitation of proxies by its Board of Directors to be used at the Annual Meeting of Shareholders to be held at Cedarville University, 251 North Main Street, Cedarville, Ohio on April 10, 2002 at 10:00 a.m. and any adjournments thereof. At the close of business on February 12, 2002, the record date for the Annual Meeting, DPL Inc. had outstanding 126,501,404 common shares and 6,600,000 Series B voting preferred shares. Only holders of common shares and Series B voting preferred shares on such record date are entitled to vote at the Annual Meeting, and each such shareholder is entitled to one vote per share.

   All common shares represented by properly executed proxies received by the Board of Directors pursuant to this solicitation will be voted in accordance with the shareholder's directions specified on the proxy. If no directions have been specified by marking the appropriate squares on the accompanying proxy card, the shares will be voted "FOR" the proposals as listed. A shareholder signing and returning the accompanying proxy has the power to revoke it at any time prior to its exercise.

   All expenses in connection with this solicitation of proxies will be paid by DPL Inc. Proxies will be solicited principally by mail but directors, officers, and certain other individuals specified by DPL Inc. may personally solicit proxies. In addition, DPL Inc. has retained Georgeson Shareholder Communications Inc., a proxy solicitation firm, to assist in the solicitation of proxies. DPL Inc. will reimburse custodians, nominees or other persons for their out-of-pocket expenses in sending proxy material to beneficial owners and will pay Georgeson Shareholder Communications Inc. a fee of approximately $12,000, plus out-of-pocket expenses.

   This Proxy Statement together with the accompanying proxy card were first mailed to common shareholders on or about March 1, 2002.

                            BUSINESS OF THE MEETING

1. Election of Directors

   The Regulations of DPL Inc. provide for the classification of Directors into three classes, with each class being of approximately equal size and in no event shall any class contain fewer than three directors nor more than four directors. The term of each directorship is three years and the terms of the three classes are staggered in a manner so that only one class is elected by the shareholders annually. The Board is presently authorized to consist of eleven directors. These directors are also directors of DP&L. Three directors are to be elected this year to serve until the Annual Meeting of Shareholders in 2005 or until their successors are duly elected and qualified.

   Unless specifically instructed to the contrary, the Proxy Committee named in the enclosed form of proxy will vote all duly executed proxies "FOR" the election of the nominees named below. Should any nominee become unable to accept nomination or election, the Proxy Committee will vote for the election of such other person as a director as the present directors may recommend in the place of such nominee. The following information regarding the nominees and the other directors continuing in office is based on information furnished by them:

           Nominees for Director for Three-year Term Expiring in 2005

                                                              Common Shares
                                                            Beneficially Owned
                                                             at February 12,
       Principal Occupation and Other Information                2002(1)
------------------------------------------------------------------------------


       James F. Dicke, II, Age 56, Director since 1990.          198,998
        President, Crown Equipment Corporation, New
        Bremen, Ohio, international manufacturer and
        distributor of electric lift trucks and material
        handling products.
        Director: Regional Boys and Girls Clubs of
        America, Anderson-Cooke, Inc., Dayton Art
        Institute, Gulf States Paper Co.
        Chairman: Trinity University Board of Trustees.
        Trustee: Culver Educational Foundation.

       Peter H. Forster, Age 59, Director since 1979.            911,917(3)
        Chairman, DPL Inc. and The Dayton Power and Light
        Company.
        Chairman: Miami Valley Research Foundation.
        Director: Amcast Industrial Corp.
        Trustee: F.M. Tait Foundation.

       Jane G. Haley, Age 71, Director since 1978.               151,700
        President and Chief Executive Officer, Gosiger,
        Inc., Dayton, Ohio, national importer and
        distributor of machine tools.
        Director: The Ultra-Met Company, Urbana, Ohio, ONA
        America, Dayton, Ohio.
        Trustee: University of Dayton, Chaminade-Julienne
        High School, Dayton, Ohio.
        Member: Miami Valley Economic Development
        Coalition.

                                                               Common Shares
                                                             Beneficially Owned
                                                              at February 12,
       Principal Occupation and Other Information                 2002(1)
-------------------------------------------------------------------------------
                           Class of 2003

       Ernie Green, Age 63, Director since 1991.                  126,362
        President and Chief Executive Officer, Ernie Green
        Industries, Dayton, Ohio, automotive components
        manufacturer.
        Director: Pitney Bowes Inc., Eaton Corp.

       David R. Holmes, Age 61, Director since 1994.               91,142
        Retired Chairman of the Board and Chief Executive
        Officer, The Reynolds and Reynolds Company,
        Dayton, Ohio,
        information management systems.
        Director: NCR Corporation, Dayton, Ohio.

       Burnell R. Roberts, Age 74, Director since 1987.           103,102
        Retired Chairman of the Board and Chief Executive
        Officer, The Mead Corporation, Dayton, Ohio,
        forest products producer.
        Principal: Pembroke Associates.
        Director: Rayonier, Inc., p4A.com Ltd.
        Trustee: Granum Value Fund.

                                                                          Common Shares
                                                                        Beneficially Owned
                                                                         at February 12,
       Principal Occupation and Other Information                            2002(1)
------------------------------------------------------------------------------------------
                           Class of 2003 (cont)

           George R. Roberts, Age 58, Director since 2000.                    53,335(4)
            Partner, Kohlberg Kravis Roberts & Co. L.P. and
            Managing
            Member of KKR & Co. LLC, New York City, investment
            company.
            Director: Accuride Corporation, Amphenol
            Corporation, Borden, Inc., The Boyds Collection,
            Ltd., Evenflo Company Inc., IDEX Corporation,
            KinderCare Learning Center, Inc., KSL Recreation
            Group, Inc., Owens-Illinois, Inc., PRIMEDIA, Inc.,
            Safeway Inc., Spalding Holdings Corporation.
            Trustee: Claremont McKenna College, Culver
            Military Academy.
            Board Member: San Francisco Symphony, San
            Francisco Ballet, Fine Arts Museum.
                              Class of 2004

           Thomas J. Danis, Age 52, Director since 1989.                     138,924
            Chairman and Chief Executive Officer, The Danis Companies,
            Dayton, Ohio, construction, real estate and
            environmental services.
            Trustee: Miami Valley Research Park Foundation.

                                                              Common Shares
                                                            Beneficially Owned
                                                             at February 12,
       Principal Occupation and Other Information                2002(1)
------------------------------------------------------------------------------
                       Class of 2004 (cont)

       Allen M. Hill, Age 56, Director since 1989.               522,623(2)
        President and Chief Executive Officer, DPL Inc.
        and The Dayton Power and Light Company.
        Director: Fifth Third BanKcorp, Premier Health
        Partners. Trustee: Dayton Business Committee, The
        University of Dayton, Air Force Museum Foundation,
        Alliance Community Schools.

       W August Hillenbrand, Age 61, Director since 1992.        107,251
        Retired President and Chief Executive Officer,
        Hillenbrand Industries, Batesville, Indiana, a
        diversified public holding company that
        manufactures caskets, hospital furniture, hospital
        supplies and provides funeral planning services.
        Director: Hillenbrand Industries, Pella
        Corporation.
        Trustee: Batesville Girl Scouts.
        Trustee Emeritus: Denison University.

       Scott M. Stuart, Age 42, Director since 2000.              53,584(4)
        Member, KKR & Co. LLC, New York City, investment
        company.
        Director: AEP Industries Inc., Borden, Inc., The
        Boyds Collection, Ltd.
        Board Member: The Boys Club of New York, Greenwich
        Country Day School, WNET/Channel 13.

----------------------
(1) The number of shares shown represents in each instance less than 1% of the outstanding common shares. There were 2,849,236 shares and share units, or 2.3% of the total number of common shares, beneficially owned by all directors and executive officers of DPL Inc. and DP&L as a group at February 12, 2002, excluding shares beneficially owned by an affiliate of KKR. See note (4) below. The number of shares shown includes (i) common shares transferred to the Master Trust for non-employee directors pursuant to the Directors' Deferred Stock Compensation Plan, (ii) 50,000 common shares subject to presently exercisable options for each non-employee director except Mr. Forster and (iii) share units with no voting rights held by non-employee directors under the Directors' Deferred Compensation Plan as follows: Mr. Danis 38,329 units, Mr. Hillenbrand 27,305 units, Mr. Stuart 3,584 units, Mr. Dicke 36,007 units, Mrs. Haley 37,585 units, Mr. Green 30,341 units, Mr. Holmes 21,998 units, Mr. Burnell Roberts 5,124 units and Mr. George Roberts 3,335 units.
(2) The number of shares shown for Mr. Hill includes 35,800 common shares and 486,823 Restricted Share Units with no voting rights.
(3) The number of shares shown for Mr. Forster includes 44,674 common shares and 867,243 Restricted Share Units with no voting rights.
(4) Excludes 31,560,000 common shares subject to warrants and 6,600,000 Series B voting preferred shares beneficially owned by Dayton Ventures LLC, an affiliate of KKR. George R. Roberts and Scott M. Stuart disclaim beneficial ownership of all such shares. See "Security Ownership of Certain Beneficial Owners."

   George R. Roberts and Scott M. Stuart are the KKR designees pursuant to the Securityholders and Registration Rights Agreement among DPL Inc., Dayton Ventures LLC and Dayton Ventures, Inc. This agreement gives affiliates of KKR the right to designate one person for election to, and one person to attend as a non-voting observer at all meetings of, the DPL Inc. and DP&L Boards of Directors for as long as Dayton Ventures LLC and its affiliates continue to beneficially own at least 12,640,000 common shares of DPL Inc., including shares issuable upon exercise of the warrants. Effective upon the closing of the KKR transaction, Messrs. Roberts and Stuart were appointed to the DPL Inc. and DP&L Boards of Directors.

   The three candidates receiving the greatest number of votes will be elected as directors. Abstentions and broker non-votes will be treated as non-votes.

   Under Ohio law, if a shareholder gives written notice to the President, a Vice President or the Secretary, not less than 48 hours before the Annual Meeting, that such shareholder desires the voting at the election of directors to be cumulative, and if an announcement of the giving of such notice is made upon the convening of the meeting by or on behalf of the shareholder giving such notice, then shareholders will be entitled to give one candidate as many votes as the number of directors to be elected multiplied by the number of their shares, or to distribute their votes on the same principle among two or more candidates. In the event that directors are elected by cumulative voting and cumulated votes represented by proxies solicited hereby are insufficient to elect all the nominees, then the Proxy Committee will vote such proxies cumulatively for the election of as many of such nominees as possible and in such order as the Proxy Committee may determine.

Information Concerning the Board of Directors and its Committees for 2001

   The Board of Directors of DPL Inc. met on eight occasions and the Board of Directors of DP&L met on five occasions during 2001. The three standing committees of DPL Inc.--Executive, Finance and Audit Review and Compensation and Management Review--held twelve meetings in total and the standing committee of DP&L--Community and External Relations--met two times in total.

                        COMMITTEES OF DPL INC. AND DP&L

Executive Committee

   This Committee consists of the following non-employee members of the Board:
Peter H. Forster, Chairman, James F. Dicke, II, W August Hillenbrand, Burnell
R. Roberts and Scott M. Stuart. Allen M. Hill is a non-voting member.

   The principal duties of this Committee include evaluating executive management development, succession and organizational structure in addition to director selection, tenure and succession. This Committee also serves on a standby basis for use in an emergency which requires immediate action. This Committee met five times during 2001.

   The non-employee members of the Executive Committee act as a nominating committee for the Board of Directors and endeavor to identify, seek out, and if necessary actively recruit, the best available candidates who, in the judgment of the Committee, have the character, education, training, experience and proven accomplishments which give promise of significant contribution to the responsible and profitable conduct of DPL Inc.'s business in the interest of all shareholders, customers and employees. This Committee considers qualified nominees submitted to DPL Inc. by shareholders.

Community and External Relations Committee

   This Committee consists of the following non-employee members of the Board:
Jane G. Haley, Chairman, Thomas J. Danis, Peter H. Forster, Ernie Green and David R. Holmes. Allen M. Hill is a non-voting member.

   The Community and External Relations Committee provides for a periodic review of DP&L's relations with all sectors of the community with which it is vitally concerned--shareholders, customers, governmental bodies and agencies, political groups, regulatory agencies, elected officials and the media. This Committee met two times during 2001.

Finance and Audit Review Committee

   This Committee consists of the following non-employee members of the Board:
Thomas J. Danis, Chairman, Ernie Green, Jane G. Haley and David R. Holmes. Committee members are independent as defined by the applicable listing standards of the NYSE.

   The Finance and Audit Review Committee oversees the financial plans, approves the terms and conditions of financial arrangements and recommends to the Board of Directors such actions and policies that will best accommodate DPL Inc.'s objectives and operating strategies while maintaining its sound fiscal health. It also provides direct communication between DPL Inc.'s internal auditors, the independent auditors, PricewaterhouseCoopers LLP, and the Board of Directors. It is intended to assure the independent auditors the freedom, cooperation and opportunity necessary to accomplish their functions. It is also intended to assure that appropriate action is taken on the recommendations of the auditors. This Committee met four times during 2001.

Finance and Audit Review Committee Report

   The Finance and Audit Review Committee (the "Committee") of the Board of Directors of DPL Inc. is comprised of four non-management Directors and operates under a written charter.

   During 2001 meetings of the Committee, audited financial statements were reviewed and discussed with management and PricewaterhouseCoopers LLP, DPL Inc.'s independent accountants. Based on these discussions, the Committee recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2001 be included in the DPL Inc. Annual Report on Form 10-K.

   Additionally, the Committee discussions held with PricewaterhouseCoopers LLP included those matters required by Statement on Auditing Standards No. 61. The Committee received from PricewaterhouseCoopers written disclosure and a letter regarding its independence as required by Independence Standards Board Standard No. 1. This information was discussed with PricewaterhouseCoopers LLP.

                                       Finance and Audit Review Committee

                                       Thomas J. Danis, Chairman
                                       Jane G. Haley
                                       David R. Holmes
                                       Ernie Green

Compensation and Management Review Committee

   This Committee consists of the following non-employee members of the Board:
Burnell R. Roberts, Chairman, James F. Dicke, II, W August Hillenbrand and Scott M. Stuart.

   The Compensation and Management Review Committee has the broad responsibility to see that the officers and key management personnel of DPL Inc. and its subsidiaries perform in accordance with corporate objectives, and are effectively compensated in terms of salaries, supplemental compensation and benefits which are internally equitable and externally competitive. The Committee administers the deferred, incentive and long-term compensation and stock option plans for directors and officers. This Committee met three times during 2001.

                            EXECUTIVE COMPENSATION

Compensation Report on Executive Compensation

   DPL Inc. has designed its executive compensation programs to create a strong and direct link between the compensation paid to senior executives and current and long-term levels of company performance. The program also recognizes each executive's individual contribution to that performance. Toward that end, the Compensation and Management Review Committee (the "Committee") annually reviews individual executive performance and evaluates, with its outside consultant, the executive compensation program.

   The three components of DPL's Executive Compensation Program are Base Salary, Annual Cash Incentives and Stock Options.

   With the change in the utility industry from a regulated business to a customer choice business, beginning in 2001, Base Salary is based solely on general industry median compensation. Base Salary is experience and performance adjusted and subject to annual review. The adjustments are made based on operational performance and individual strategic contributions. In 2000, Base Salary was based on a combination of general industry median and utility industry 75th percentile compensation levels.

   2001 Annual Cash Incentives were subject to the following program; an Earnings Before Interest and Taxes ("EBIT") target was set for the energy business for all executives, threshold levels and maximum levels were established and target incentive awards ranged from forty-five to sixty percent of base salary, depending upon the executive's position. Executives could earn from zero to one hundred percent of their base salary. Annual Cash Incentives for 2000 were based on the energy business exceeding predetermined levels of EBIT with individual awards based on the executive's performance contributions.

   Long-term compensation consists of the Stock Option Plan adopted by shareholders in 2000. It replaced the annual Management Stock Incentive Plan ("MSIP") and the Supplemental Executive Retirement Plan that had been in place prior to 2000. In 2000, each executive was granted options. The initial grant covers a three-year period and vests over five years. DPL Inc. has a policy of encouraging stock ownership by management. As such, each executive has a high level of ownership, compared to executives in peer companies, and is required to lock up, meaning they cannot sell, for five years the Restricted Share Units ("RSUs") they individually own.

   DPL Inc. also maintains an incentive program for individuals managing all financial assets of DPL Inc. This program is described in note (3) to the Summary Compensation Table.

CEO Compensation

   The Chief Executive Officer's total compensation potential is based on consideration of median general industry practices. The Chief Executive Officer's annual and long-term incentive programs are variable enough to provide actual total compensation at median general industry levels only if DPL Inc.'s performance is in the top quartile of utilities.

   Overall, Mr. Hill's performance exceeded expectations for 2001. Mr. Hill's salary was increased in 2001 based on the Committee's assessment of his individual contributions, consistent with the performance criteria used for all executives.

  Conclusion

   As a result of the cash settlement of the one-time RSU awards earned in 2000, a portion of the compensation payable to executives was subject to the limitation on deductibility imposed by Section 162(m) of the Internal Revenue Code.

   The Committee believes that DPL Inc.'s annual and long-term incentive plan goals have contributed to the strong stock market performance shown in the performance chart in the next section. DPL Inc.'s total return on common equity between 1996 and 2001 was higher than the utility industry as a whole.

                                       Compensation and Management Review
                                       Committee

                                       Burnell R. Roberts, Chairman
                                       James F. Dicke, II
                                       W August Hillenbrand
                                       Scott M. Stuart

Other Matters

   DPL Inc. directors who are not employees receive an annual award of 1,500 common share units for services as a director. The annual share unit award replaced cash director fees effective July 1, 2000. Previously, directors received $12,000 annually plus meeting attendance and committee fees.

   Non-employee directors are eligible to receive grants of stock options under the DPL Inc. Stock Option Plan. Each non-employee director, except Mr. Forster, was granted an option to purchase 50,000 shares on February 1, 2000 at an above market exercise price of $21 per share. The closing price on February 1, 2000 was $19 1/16 per share. These options represent a three-year block grant, are currently exercisable and expire on February 1, 2010.

   DPL Inc. maintains a Deferred Compensation Plan for non-employee directors in which payment of directors' fees may be deferred. Under the standard deferred income program directors are entitled to receive a lump sum payment or payments in installments over a period up to 20 years. Effective January 31, 2000, the supplementary deferred income program was terminated for current directors and the value of each director's supplementary account transferred to his or her standard deferral account. All current directors have designated their standard deferral account be invested in DPL Inc. common share units.

   Mr. Forster, who retired as Chief Executive Officer of DPL Inc. effective December 31, 1996, entered into a three year agreement with DPL Inc. and DP&L pursuant to which he serves as Chairman of the Board of DPL Inc. and DP&L and provides advisory and strategic planning services. The term of the agreement is automatically extended each December 31 for an additional year unless either party gives advance notice of nonrenewal. For these services, Mr. Forster receives an annual fee of $600,000 (as well as such bonuses, if any, as may be determined by the Compensation and Management Review Committee in its discretion) and is eligible to receive grants of stock options under the DPL Inc. Stock Option Plan. As Chairman, Mr. Forster is responsible for the long-term strategic planning of the Company, the oversight of financial assets, and the evaluation and recommendations relating to the merger, acquisition and disposition of utility assets. Mr. Forster participates in an incentive program for individuals managing financial assets.

Certain Transactions

   On March 13, 2000, Dayton Ventures, Inc. and Dayton Ventures LLC, affiliates of Kohlberg Kravis Roberts & Co. L.P. ("KKR"), purchased a combination of trust preferred securities issued by a trust established by DPL Inc., voting preferred shares of DPL Inc. and warrants to purchase common shares of DPL Inc. for $550 million. The trust preferred securities were redeemed at par in 2001 with proceeds of a new issuance of trust preferred securities and DPL Inc. Senior Notes. The 6.6 million Series B voting preferred shares have voting power not exceeding 4.9% of the total outstanding voting power of DPL Inc.'s voting securities and were purchased by Dayton Ventures LLC for an aggregate purchase price of $68,000. The warrants to purchase 31.6 million common shares (representing approximately 19.9% of the common shares then outstanding) have a term of 12 years, an exercise price of $21 per share, and were purchased by Dayton Ventures LLC for an aggregate purchase price of $50 million. In connection with the transaction, DPL Inc. paid affiliates of KKR $16.5 million in fees and expenses including expenses of consultants, investment bankers, accountants and counsel. DPL Inc. has agreed to pay KKR an annual management, consulting and financial services fee of $1 million.

Performance Comparison
                            Investment Returns
                         Value of $1,000 Invested
                               Dow Jones               S&P
             DPL Inc.       Industrial Avg.        Electric Co.'s
             --------       ---------------        --------------
1996         1,000             1,000                  1,000
1997         1,250.41          1,249.14               1,260.6
1998         1,479.52          1,475.57               1,453.11
1999         1,249.56          1,876.58               1,174.42
2000         2,483.44          1,788.01               1,800.24
2001         1,867.48          1,692.2                1,653.97
Dividends Reinvested

Summary Compensation Table

   Set forth below is certain information concerning the compensation of the Chief Executive Officer and each of the other four most highly compensated executive officers of DPL Inc. and its major subsidiary DP&L, for the last three fiscal years, for services rendered in all capacities.

                                   Annual
                                Compensation          Long Term Compensation
                              ---------------- -------------------------------------
                                               Securities
                                               Underlying    LTIP       All Other
 Name and Principal           Salary  Bonus(1) Options(2) Payouts(3) Compensation(4)
 Position                Year   ($)     ($)       (#)        ($)           ($)
 ------------------      ---- ------- -------- ---------- ---------- ---------------
Allen M. Hill            2001 675,000      --         --         --       1,000
 President and Chief
  Executive              2000 600,000 300,000  1,350,000  2,180,000       1,000
 Officer -- DPL Inc. and
  DP&L                   1999 550,000 462,000         --    525,000       1,000
Peter H. Forster (5)     2001 600,000      --         --         --      43,000
 Chairman -- DPL Inc.
  and                    2000 550,000 300,000  2,400,000  3,312,000      61,000
 DP&L                    1999 500,000 250,000         --  1,130,000      84,000
Judy Wyatt (6)           2001 306,000      --         --         --       1,000
 Group Vice President --
                         2000 294,000 100,000    525,000    500,000       1,000
 DPL Inc. and DP&L       1999 280,000 180,000         --         --       1,000
Stephen F. Koziar, Jr.   2001 302,000      --         --         --       1,000
 Group Vice President
  and                    2000 272,000 100,000    495,000  1,100,000       1,000
 Secretary -- DPL Inc.
  and DP&L               1999 259,000 166,000         --    350,000       1,000
Elizabeth M. McCarthy
 (7)                     2001 330,000      --    125,000         --       1,000
 Group Vice President
  and Chief              2000 280,000 220,000    250,000    300,000       1,000
 Financial Officer --
   DPL Inc.
 and DP&L

----------------------
(1) Amounts in this column represent awards made under the Management Incentive Compensation Program ("MICP"). Awards are based on achievement of specific predetermined operating and management goals in the year indicated and paid in the year earned or in the following year.

(2) Amounts in this column represent a three-year block grant of stock options to the named executive under the DPL Inc. Stock Option Plan in lieu of awards under the MSIP. Each executive was granted a number of option shares equal to three times the executive's earned RSUs held in the Master Trust under the MSIP. See "Option Grants in Last Fiscal Year."

(3) Amounts shown for 2000 include the dollar value of a one-time contingent award of RSUs approved by the Compensation Committee in 1999 which could be earned only if the closing price of DPL Inc. common shares on the NYSE Consolidated Transactions Tape achieved $26 per share between June 1999 and July 1, 2001. These RSUs were earned in 2000 and settled in cash.

   Amounts in this column for 1999 also represent annualized incentives earned by the named executive officer under a long-term incentive program for individuals managing all financial assets of DPL Inc. Incentives were earned based on net cumulative investment performance of such assets over the four year period 1996 through 1999. For 2000, incentives were earned based on annual performance and include $100,000 for Mr. Hill, $1.232 million for Mr. Forster and $100,000 for Mr. Koziar. In 2001 no incentives were awarded under this program.

(4) Amounts in this column represent employer matching contributions on behalf of each named executive under the DP&L Employee Savings Plan made to the DPL Inc. Employee Stock Ownership Plan.

(5) Annual compensation shown for Mr. Forster for 1999, 2000 and 2001 was paid pursuant to an agreement with DPL Inc. and DP&L. All other compensation shown for 2001 represents the dollar value of the annual award of 1,500 shares to each non-employee director in lieu of directors fees, and for 2000 represents directors fees of $26,700 and the dollar value of the annual award of 1,500 shares to each non-employee director in lieu of directors fees and for 1999 represents directors fees of $37,000 and an award of 2,700 shares under the Directors' Stock Plan. Participation in the Director compensation program by Mr. Forster was terminated during the year 2000. See "Information Concerning the Board of Directors and its Committees -- Other Matters."

(6) Ms. Wyatt retired from the Company effective January 1, 2002 after 22 years of service. We offer our sincere appreciation to Ms. Wyatt and wish her well in her future endeavors.

(7) Ms. McCarthy joined DPL Inc. in March 2000. Ms. McCarthy has an employment agreement with DPL Inc. which provides for annual base salary as determined by the Compensation Committee, participation in the MICP, a stock option grant, $100,000 signing bonus subject to forfeiture and severance benefits.

Option Grants in Last Fiscal Year

   The following table sets forth information concerning individual grants of stock options made to the named executive officers during the fiscal year ended December 31, 2001.

                                          Individual Grants
                          -------------------------------------------------
                            Number of
                           Securities     % of Total
                           Underlying   Options Granted Exercise
                             Options    to Employees in  Price   Expiration     Grant Date
   Name                   Granted(#)(1)   Fiscal Year    ($/Sh)     Date    Present Value($)(2)
   ----                   ------------- --------------- -------- ---------- ------------------- ---
Allen M. Hill...........         --           --           --         --              --
Peter H. Forster........         --           --           --         --              --
Judy Wyatt..............         --           --           --         --              --
Stephen F. Koziar, Jr...         --           --           --         --              --
Elizabeth M. McCarthy...     125,000          98         27.12    6/19/11         437,500

----------------------
(1) Options granted pursuant to the DPL Inc. Stock Option Plan on June 19, 2001. These options vest in five cumulative installments of 20% on December 31, 2002, 2003, 2004, 2005 and 2006 and become exercisable on January 1, 2007.

(2) The grant date present value was determined using the Black-Scholes pricing model. Significant assumptions used in the model were: expected volatility 18.5%, risk-free rate of return 4.53%, dividend yield 3.64% and time of exercise 5.1 years.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
Values

   The following table sets forth information concerning each exercise of stock options during fiscal 2001 by each of the named executive officers and the fiscal year-end value of unexercised options.

                                              Number of Securities      Value of Unexercised
                           Shares            Underlying Unexercised         In-the-Money
                          Acquired              Options at Fiscal         Options at Fiscal
                             on     Value          Year-End(#)             Year-End($)(1)
                          Exercise Realized ------------------------- -------------------------
   Name                     (#)      ($)    Exercisable Unexercisable Exercisable Unexercisable
   ----                   -------- -------- ----------- ------------- ----------- -------------
Allen M. Hill...........    --       --         --        1,350,000       --        4,158,000
Peter H. Forster........    --       --         --        2,400,000       --        7,392,000
Judy Wyatt..............    --       --         --          210,000       --          646,800
Stephen F. Koziar, Jr...    --       --         --          495,000       --        1,524,600
Elizabeth M. McCarthy...    --       --         --          375,000       --          770,000

----------------------
(1) Unexercised options were in-the-money if the fair market value of the underlying shares exceeded the exercise price of the option at December 31, 2001.

Change in Control Agreements

   DPL Inc. has in place agreements with each of Mr. Hill, Mr. Koziar and Ms. McCarthy providing for the payment of benefits upon the consummation of a change in control of DPL Inc. or DP&L (generally, defined as the acquisition of 50% or more of the voting securities (15% or more without board approval) or certain mergers or other business combinations). The agreements require the individuals to remain with DPL Inc. throughout the period during which any change of control transaction is pending in order to help put in place the best plan for the shareholders. The principal benefits under each agreement include payment of the following: (i) 300% of the sum of the individual's annual base salary at the rate in effect on the date of the change in control plus the average amount paid to the individual under the MICP for the three preceding years; (ii) all awarded or earned but unpaid RSUs; and (iii) continuing medical, life, and disability insurance. In addition, upon termination of the individual's employment under specified circumstances during the pendency of a change of control, the individual is entitled to receive the individual's full base salary and accrued benefits through the date of termination and the individual's award for the current period under the MICP (or for a completed period if no award for that period has yet been determined) fixed at an amount equal to his average annual award paid for the preceding three years. In the event any payments under these agreements are subject to an excise tax under the Internal Revenue Code of 1986, the payments will be adjusted so that the total payments received on an after-tax basis will equal the amount the individual would have received without imposition of the excise tax. The agreements are effective for one year but are automatically renewed each year unless DPL Inc. or the participant notifies the other one year in advance of its or his or her intent not to renew. DPL Inc. is obligated at the time of a change of control to fund its obligations under the agreements and under the Directors' and Officers' Compensation Plans by transferring required payments to a grantor trust (the "Master Trust."). Mr. Forster's agreement with DPL Inc. and DP&L contains similar benefits provisions.

Pension Plans

   The following table sets forth the estimated total annual benefits payable under the DP&L retirement income plan and the supplemental executive retirement plan to executive officers at normal retirement date (age 65) based upon years of accredited service and final average annual compensation (including base and incentive compensation) for the three highest years during the last ten:

                                                      Total Annual Retirement
                                                       Benefits for Years of
                                                   Accredited Service at Age 65
       Final Average                               -----------------------------
     Annual Earnings                               10 Years 15 Years 20-30 Years
     ---------------                               -------- -------- -----------
     $  200,000................................... $ 51,500 $ 77,500  $103,000
        400,000...................................  108,500  163,000   217,000
        600,000...................................  165,500  248,500   331,000
        800,000...................................  222,500  334,000   445,000
      1,000,000...................................  279,500  419,500   559,000
      1,200,000...................................  336,500  505,000   673,000
      1,400,000...................................  393,500  590,500   787,000

   The years of accredited service for the named executive officers are Mr. Hill--32 yrs.; Ms. Wyatt --22 yrs.; Mr. Koziar--32 yrs. and Ms. McCarthy--19 yrs. Benefits are computed on a straight-life annuity basis, are subject to deduction for Social Security benefits and may be reduced by benefits payable under retirement plans of other employers. Mr. Forster ceased to accrue benefits under the retirement plans effective upon his retirement as an employee of DPL Inc. and DP&L.

   Participation in the supplemental plan has been terminated for all executive officers and the benefits enumerated above reduced by 21%. The present value of each individual's accrued benefit under the supplemental plan, determined by DPL Inc.'s actuary, was transferred to a deferred payment account.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

   The following table sets forth certain information with respect to the beneficial ownership of common shares and Series B voting preferred shares of DPL Inc. as of February 12, 2002 by each person or group known by the Company to own more than 5% of the common shares or Series B voting preferred shares.

                                                           Series B Voting Preferred
                                  Common Shares                     Shares
                                Beneficially Owned            Beneficially Owned
                          ------------------------------ -----------------------------
Name                         Number     Percent of Class    Number    Percent of Class
----                      ------------- ---------------- ------------ ----------------
Dayton Ventures LLC(1)..  31,560,000(2)      24.9%       6,600,000(3)       100%
 c/o Kohlberg Kravis
 Roberts & Co. LP
 9 W. 57th Street
 New York, NY 10019

----------------------
(1) Dayton Ventures LLC is a Delaware limited liability company, the sole members of which are KKR 1996 Fund L.P. and KKR Partners II, L.P. As a member of each of KKR 1996 GP LLC and Strata LLC, the ultimate parent entities of KKR 1996 Fund and KKR Partners II, respectively, each of Messrs. George R. Roberts and Scott M. Stuart, who are directors of DPL Inc. and DP&L, may be deemed to beneficially own any shares or warrants beneficially owned by Dayton Ventures LLC, although each such individual disclaims beneficial ownership of such shares and warrants.

(2) Dayton Ventures LLC does not own any common shares. Number of common shares represents the number of common shares issuable upon exercise of warrants.

(3) The 6,600,000 Series B voting preferred shares, which represent up to 4.9% of the outstanding voting power of DPL Inc.'s voting securities and were issued to Dayton Ventures LLC in the KKR transaction, may be redeemed on a share for share basis to the extent common shares are issued upon exercise of the warrants held by Dayton Ventures LLC.

               SECURITY OWNERSHIP OF CERTAIN EXECUTIVE OFFICERS

   Set forth below is information concerning the beneficial ownership of common shares of DPL Inc. by each executive officer of DPL Inc. or DP&L named in the Summary Compensation Table (other than executive officers who are directors of DPL Inc. whose security ownership is found under "Election of Directors") as of February 12, 2002. Please refer to Note (1) on Page 5 for the security ownership of all directors and executive officers of DPL Inc. and DP&L.

       Name of                                 Amount and Nature of  Percent of
     Executive Officer                         Beneficial Ownership    Class
     -----------------                         --------------------  ----------
     Judy Wyatt...............................   180,950 shares (1)       *
     Stephen F. Koziar, Jr....................   193,800 shares (2)       *
     Elizabeth M. McCarthy....................               --           *

----------------------
 * Less than one percent

(1) The number of shares shown for Ms. Wyatt includes 2,473 common shares and 178,477 Restricted Share Units.

(2) The number of shares shown for Mr. Koziar includes 16,012 common shares and 177,788 Restricted Share Units. RSUs have no voting rights.

                        INDEPENDENT PUBLIC ACCOUNTANTS

   PricewaterhouseCoopers LLP served as independent public accountants of DPL Inc. for the year 2001 and has been appointed as independent public accountants for 2002. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting with the opportunity to make a statement if he desires to do so and to respond to appropriate questions from shareholders.

Audit Fees

   PricewaterhouseCoopers billed DPL Inc. $480,000 for professional services rendered for the audit of DPL Inc.'s financial statements and reviews of financial statements included in DPL Inc.'s Form 10-Qs for 2001.

All Other Fees

   PricewaterhouseCoopers billed DPL Inc. $2.9 million for all other non-audit services rendered in 2001. These other fees were related principally to other audit-related services and tax matters. There were no services performed with respect to financial information systems design and implementation.

   The Finance and Audit Review Committee considered whether the provision of the other non-audit services described above is compatible with maintaining PricewaterhouseCoopers' independence.

                                                                   SKU 942-O2PS

                             SHAREHOLDER PROPOSALS

   A proposal by a shareholder intended for inclusion in the proxy materials of DPL Inc. for the 2003 Annual Meeting of Shareholders pursuant to Rule 14a-8 must be received by DPL Inc. at P.O. Box 1247, Dayton, Ohio 45401, Attn.:
Secretary, on or before November 1, 2002 in order to be considered for such inclusion. Shareholder proposals intended to be submitted at the 2003 Annual Meeting of Shareholders outside the framework of Rule 14a-8 will be considered untimely under Rule 14a-4(c)(1) if not received by DPL Inc. at the above address on or before (i) 50 days before the date of the 2003 meeting (or 10 days after notice of the meeting if less than sixty days notice is given) for proposals relating to nomination of persons for election as directors or (ii) January 15, 2003 for any other proposals. If DPL Inc. does not receive notice of the matter by the applicable date, the Proxy Committee will vote on the matter, if presented at the meeting, in its discretion.

                                OTHER BUSINESS

   The Board of Directors does not intend to present, and has no knowledge that others will present, any other business at the meeting. However, if any other matters are properly brought before the meeting, it is intended that the holders of proxies will vote thereon in their discretion.

                                       By order of the Board of Directors,



                                       Stephen F. Koziar, Jr.
                                       -------------------------------------
                                       Stephen F. Koziar, Jr.
                                       Group Vice President and Secretary

                                   NOTICE OF

                                    ANNUAL
                                    MEETING

                                OF SHAREHOLDERS

                                April 10, 2002

                                      AND

                                     PROXY
                                   STATEMENT


                                   DPL Inc.
                                 Dayton, Ohio

                                     PROXY

                                   DPL INC.
                   PROXY Solicited by the Board of Directors
                    for 2002 Annual Meeting of Shareholders

     Allen M. Hill, W August Hillenbrand and Burnell R. Roberts or an of them with full power of substitution, are hereby appointed proxies to vote as specified at the Annual Meeting of Shareholders of DPL Inc. on Wednesday, April 10, 2002, at 10:00 A.M. and at any adjournments thereof, all Common Shares which the undersigned is entitled to vote and in their discretion upon any other matters which may properly come before the meeting.

     UNLESS OTHERWISE MARKED, YOUR PROXY WILL BE VOTED FOR THE PROPOSALS BY SIMPLY SIGNING YOUR NAME ON THE REVERSE SIDE AND RETURNING THIS CARD.


-------------                                                      -------------
 SEE REVERSE        CONTINUED AND TO BE SIGNED ON REVERSE SIDE     SEE REVERSE
    SIDE                                                               SIDE
-------------                                                      -------------


                                     PROXY

                                   DPL INC.




                   PROXY Solicited by the Board of Directors
                    for 2002 Annual Meeting of Shareholders


     Allan M Hill, W August Hillenbrand and Burnell R. Roberts or any of them with full power of substitution, are hereby appointed proxies to vote as specified at the Annual Meeting of Shareholders of DPL Inc. on Wednesday, April 10, 2002, at 10:00 A.M., and at any adjournments thereof, all Common Shares which the undersigned is entitled to vote and in their discretion upon any other matters which may properly come before the meeting.

     UNLESS OTHERWISE MARKED, YOUR PROXY WILL BE VOTED FOR THE PROPOSALS BY SIMPLY SIGNING YOUR NAME ON THE REVERSE SIDE AND RETURNING THIS CARD.

-------------                                                      -------------
 SEE REVERSE        CONTINUED AND TO BE SIGNED ON REVERSE SIDE     SEE REVERSE
    SIDE                                                               SIDE
-------------                                                      -------------

[X] Please mark votes as in this example

This proxy is solicited on behalf of the Board of Directors. If no boxes are marked, your vote will be cast as recommended by the Board of Directors by simply signing your name below and returning this card.

1.  Election of Three Directors
    Nominees:  (01) James F. Dicke, II
               (02) Peter H. Forster
               (03) Jane G. Haley


         FOR                     WITHHELD
         ALL    [_]          [_] FROM ALL
      NOMINEES                   NOMINEES

    For, except vote withheld from the following nominee(s):

    ---------------------------------------------------------

The Annual Meeting of Shareholders will be held at Cedarville University, Cedarville, Ohio. To request an attendance card for the meeting please mark below.


     MARK  HERE FOR ATTENDANCE CARD                      [_]

     MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT       [_]

Please sign exactly as your name appears. If acting as attorney, executor, trustee, or in a fiduciary capacity, sign name and title.


Signature:                            Date:
          --------------------------       -------------


Signature:                            Date:
          --------------------------       -------------




[X] Please mark votes as in this example

This proxy is solicited on behalf of the Board of Directors. If no boxes are marked, your vote will be cast as recommended by the Board of Directors by simply signing your name below and returning this card.

1.  Election of Three Directors
    Nominees:  (01) James F. Dicke, II
               (02) Peter H. Forster
               (03) Jane G. Haley


         FOR                     WITHHELD
         ALL    [_]          [_] FROM ALL
      NOMINEES                   NOMINEES

    For, except vote withheld from the following nominee(s):

    ---------------------------------------------------------

The Annual Meeting of Shareholders will be held at Cedarville University, Cedarville, Ohio. To request an attendance card for the meeting please mark below.


     MARK  HERE FOR ATTENDANCE CARD                      [_]

     MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT       [_]

Please sign exactly as your name appears. If acting as attorney, executor, trustee, or in a fiduciary capacity, sign name and title.


Signature:                            Date:
          --------------------------       -------------


Signature:                            Date:
          --------------------------       -------------